UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

ZaZa Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 18, 2014, ZaZa Energy Corporation (the “Company”) closed its previously announced sale of 6,000 net acres of undeveloped leases in its East Texas JV to an affiliate of Quantum Energy Partners (“Quantum”) for approximately $17 million of total consideration consisting of $11 million in cash and the Company’s right to receive Quantum’s interest in certain future wells (the “Transaction”).  The terms of the Transaction are set forth in a Purchase and Sale Agreement, dated August 21, 2014, by and between the Company and Quantum (the “Purchase and Sale Agreement”).  The Purchase and Sale Agreement was amended by Amendment No. 1 to Purchase and Sale Agreement, dated September 16, 2014 (“Amendment No.1”), to allow Quantum to assign its rights under the Purchase and Sale Agreement to a different affiliate and to address other technical matters.

In connection with closing the Transaction, the Company entered into an East Texas Development Agreement, dated September 18, 2014, by and between the Company and Quantum (the “Quantum Development Agreement”).  The Quantum Development Agreement establishes an area of mutual interest for future acreage acquisitions in Walker, Grimes, Madison, Trinity and Houston counties in Texas.

The Purchase and Sale Agreement and the Quantum Development Agreement are further described in a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on August 27, 2014, which descriptions are incorporated herein by reference.

The foregoing descriptions of the Purchase and Sale Agreement, Amendment No. 1 and the Quantum Development Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase and Sale Agreement, Amendment No. 1 and the Quantum Development Agreement, all of which are attached as Exhibits 2.1, 2.2 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 regarding the closing of the Transaction is incorporated by reference into this Item 2.01.

Item 7.01 Regulation FD Disclosure

On September 22, 2014, the Company issued a press release announcing the closing of the Transaction.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial information:

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2014, and the unaudited pro forma statement of operations for the year ended December 31, 2013 and the six months ended June 30, 2014 that give effect to the Transaction are included as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Exhibit No.	Description
2.1*†	Purchase and Sale Agreement, dated August 21, 2014***
2.2*	Amendment No. 1 to Purchase and Sale Agreement, dated September 16, 2014***
10.1*†	East Texas Development Agreement, dated September 18, 2014***
99.1**	Press Release dated September 22, 2014
99.2*	Unaudited Pro Forma Financial Statements

* Filed herewith

** Furnished herewith

***The exhibits and schedules to these documents have been omitted pursuant to Item 601(b) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

† Certain portions have been omitted pursuant to a confidential treatment request.  Omitted information has been filed separately with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2014

ZaZa Energy Corporation

By:	/S/ Todd A. Brooks
Todd A. Brooks President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1*†	Purchase and Sale Agreement, dated August 21, 2014***
2.2*	Amendment No. 1 to Purchase and Sale Agreement, dated September 16, 2014***
10.1*†	East Texas Development Agreement, dated September 18, 2014***
99.1**	Press Release dated September 22, 2014
99.2*	Unaudited Pro Forma Financial Statements

* Filed herewith

** Furnished herewith

*** The exhibits and schedules to these documents have been omitted pursuant to Item 601(b) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

† Certain portions have been omitted pursuant to a confidential treatment request.  Omitted information has been filed separately with the SEC.

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